Exhibit 99.1

           CSS Industries, Inc. Reports Sales and Earnings for the Year and Quarter Ended March 31, 2007


    PHILADELPHIA--(BUSINESS WIRE)--May 22, 2007--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the year and quarter ended March 31, 2007. Sales for fiscal year 2007 increased 1% to $530,686,000 from $525,494,000 in fiscal 2006, while net income increased 9% to $23,889,000, or $2.19 per diluted share, from $21,841,000, or $2.00 per diluted share in 2006. Sales for the fourth quarter of fiscal 2007 decreased 13% to $45,258,000 from $52,161,000 in fiscal 2006. The net loss decreased 27% in the fourth quarter to $5,597,000, or $(.52) per diluted share, from $7,667,000, or $(.73)
per diluted share, in fiscal 2006.

    As previously announced, the Company implemented a restructuring plan during the year to combine the operations of its Cleo Inc and Berwick Offray LLC subsidiaries, to close Cleo's Maysville, Kentucky production facility and to exit a non-material, non-core business. In connection with this restructuring program, the Company incurred non-recurring costs of $2,523,000, net of tax, during the year ended March 31, 2007 (of which $860,000, net of tax, was recorded in the fourth quarter), a portion of which is classified as restructuring expenses on the Company's Consolidated Statements of Operations. Excluding costs relating to the restructuring program in fiscal 2007 and normalizing stock option expense in the prior fiscal year for the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 123R, (a) earnings per share on a fully diluted basis increased 33% to $2.42 compared to prior year earnings per diluted share of $1.82, and (b) the net loss per share for the quarter ended March 31, 2007 decreased to $(.44) per diluted share, from $(.78) per diluted share, in the prior fiscal year. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

    The sales increase of 1% in fiscal 2007 was primarily due to higher sales of Christmas gift wrap and boxed greeting cards, partially offset by lower sales of tissue, gift bags and ribbons and bows. The increase in net income for the year ended March 31, 2007 was primarily attributable to improved margins in the gift wrap, gift bag and tissue product lines, the impact of higher sales of gift wrap and boxed greeting cards and lower interest expense. These improvements were partially offset by the non-recurring costs related to the restructuring program, incremental costs related to the Company's adoption of SFAS No. 123R, and increased selling, general and administrative expenses, primarily related to increased incentive compensation expense. The decrease in sales for the quarter ended March 31, 2007 was primarily the result of lower sales of boxed greeting cards and ribbons and bows. The decrease in the net loss for the quarter ended March 31, 2007 was primarily due to higher margins achieved on tissue, gift wrap and gift bag product lines, partially offset by the non-recurring costs related to the restructuring program, incremental costs related to the Company's adoption of SFAS No. 123R, and increased incentive compensation expense.

    Net cash provided by operating activities increased to $55,347,000 in fiscal 2007 from $27,600,000 in fiscal 2006. This favorable performance was primarily driven by improved working capital management, particularly related to the management of inventory.
Inventories were significantly reduced as a result of increased outsourcing of manufacturing activities and improved focus on production planning disciplines.

    "We are pleased with the 33% improvement in diluted earnings per share for the full year, after adjusting for the effects of the restructuring program in fiscal 2007 and adjusting for the proforma impact of stock option expense in fiscal 2006. Substantial improvement in the management and profitability of our gift wrap and tissue product lines drove these favorable results. In addition, early indications show that the restructuring plan announced last November is on track to provide the benefits expected," said Christopher J. Munyan, President and CEO.

    "For fiscal 2008, we expect earnings to be in the range of $2.45-$2.60 per diluted share," said Munyan. "Although our estimate for fiscal 2008 includes the expected benefits from our recent restructuring program, we also currently expect a decline in sales volume in fiscal 2008 primarily related to certain warehouse clubs. Although management is disappointed with the currently expected sales volume decline, we are focusing resources on developing and implementing organic sales growth initiatives and on expanding into new product categories."

    This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, general market conditions, increased competition, increased operating and product costs, including labor-related and energy costs and costs related to the imposition or retrospective application of duties on imported products, currency risks and other risks associated with international markets, risks associated with the combination of the operations of the Company's Cleo and Berwick Offray subsidiaries, including the risk that the restructuring related costs may exceed the expected amounts, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

    CSS' consolidated results of operations for the three months and years ended March 31, 2007 and 2006 and condensed consolidated balance sheets and cash flows as of and for the years ended March 31, 2007 and 2006 follow:

                CSS INDUSTRIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------

(In thousands, except
 per share amounts)

                             Year Ended          Three Months Ended
                              March 31,              March 31,
                        --------------------- ------------------------
                           2007       2006       2007         2006
                        ----------- --------- ------------ -----------
                        (Unaudited)            (Unaudited) (Unaudited)

SALES                     $530,686  $525,494      $45,258     $52,161
                        ----------- --------- ------------ -----------

COSTS AND EXPENSES
   Cost of sales           394,045   399,605       33,284      41,797
   Selling, general and
    administrative
    expenses                96,125    90,211       22,208      23,343
   Restructuring
    expenses                 2,327        37          582           -
   Interest expense
    (income), net            2,285     3,279         (378)        297
   Other income, net          (900)     (354)        (542)       (172)
                        ----------- --------- ------------ -----------

                           493,882   492,778       55,154      65,265
                        ----------- --------- ------------ -----------

INCOME (LOSS) BEFORE
 INCOME TAXES               36,804    32,716       (9,896)    (13,104)

INCOME TAX EXPENSE
 (BENEFIT)                  12,915    10,875       (4,299)     (5,437)
                        ----------- --------- ------------ -----------

NET INCOME (LOSS)          $23,889   $21,841      $(5,597)    $(7,667)
                        =========== ========= ============ ===========

NET INCOME (LOSS) PER
 COMMON SHARE
   Basic                     $2.25     $2.08        $(.52)      $(.73)
                        =========== ========= ============ ===========
   Diluted                   $2.19     $2.00        $(.52)      $(.73)
                        =========== ========= ============ ===========

WEIGHTED AVERAGE SHARES
 OUTSTANDING
   Basic                    10,622    10,482       10,790      10,477
                        =========== ========= ============ ===========
   Diluted                  10,919    10,935       10,790      10,477
                        =========== ========= ============ ===========


                CSS INDUSTRIES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------

(In thousands)
                                                  March 31,  March 31,
                                                    2007       2006
                                                 ----------- ---------
                                                 (Unaudited)
              ASSETS
------------------------------------------------

CURRENT ASSETS
   Cash and cash equivalents                       $100,091   $57,656
   Accounts receivable, net                          37,169    35,582
   Inventories                                       82,138   103,770
   Deferred income taxes                              8,645     7,898
   Assets held for sale                               2,564         -
   Other current assets                              13,665    18,906
                                                 ----------- ---------

      Total current assets                          244,272   223,812
                                                 ----------- ---------

PROPERTY, PLANT AND EQUIPMENT, NET                   58,897    70,868
                                                 ----------- ---------

OTHER ASSETS
   Intangible assets, net                            35,280    35,374
   Other                                              4,621     4,095
                                                 ----------- ---------

      Total other assets                             39,901    39,469
                                                 ----------- ---------

      Total assets                                 $343,070  $334,149
                                                 =========== =========

   LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------

CURRENT LIABILITIES
   Notes payable                                         $-        $-
   Current portion of long-term debt                 10,195    10,169
   Other current liabilities                         45,768    52,161
                                                 ----------- ---------

      Total current liabilities                      55,963    62,330
                                                 ----------- ---------

LONG-TERM DEBT                                       20,392    30,518
                                                 ----------- ---------

OTHER LONG-TERM OBLIGATIONS                           3,221     3,533
                                                 ----------- ---------

DEFERRED INCOME TAXES                                 2,384     5,258
                                                 ----------- ---------

STOCKHOLDERS' EQUITY                                261,110   232,510
                                                 ----------- ---------

   Total liabilities and stockholders' equity      $343,070  $334,149
                                                 =========== =========


                CSS INDUSTRIES, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------

(in thousands)
                                                 For the Years Ended
                                                      March 31,
                                               -----------------------
                                                   2007        2006
                                               ------------- ---------
                                                 (Unaudited)
Cash flows from operating activities:
   Net income                                       $23,889   $21,841
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                  14,335    14,499
      Deferred tax benefit                           (3,621)   (1,512)
      Compensation expense related to stock
       options                                        2,825       172
      Changes in assets and liabilities, net         17,889    (7,952)
      Other                                              30       552
                                               ------------- ---------
         Net cash provided by operating
          activities                                 55,347    27,600
                                               ------------- ---------
Cash flows from investing activities:
   Purchase of property, plant and equipment         (5,289)   (9,515)
   Proceeds from sale of assets                         732       361
                                               ------------- ---------
         Net cash used for investing
          activities                                 (4,557)   (9,154)
                                               ------------- ---------
Cash flows from financing activities:
   Payments on long-term obligations                (10,241)  (10,484)
   Borrowings on notes payable                      172,360   243,845
   Payments on notes payable                       (172,360) (243,845)
   Dividends paid                                    (5,100)   (5,040)
   Purchase of treasury stock                          (323)   (7,167)
   Proceeds from exercise of stock options            5,486     4,568
   Tax benefit realized for stock options
    exercised                                         1,822         -
                                               ------------- ---------
         Net cash used for financing
          activities                                 (8,356)  (18,123)
                                               ------------- ---------
Effect of exchange rate changes on cash and
 cash equivalents                                         1         -
                                               ------------- ---------
Net increase in cash and cash equivalents            42,435       323
Cash and cash equivalents at beginning of
 period                                              57,656    57,333
                                               ------------- ---------
Cash and cash equivalents at end of period         $100,091   $57,656
                                               ============= =========


                         CSS Industries, Inc.
             Reconciliation of Certain Non-GAAP Measures
                             (Unaudited)
               (In thousands, except per share amounts)

Management believes that presentation of results of operations adjusted for the affects of non-recurring costs related to a restructuring program in fiscal 2007 and the proforma impact of recognizing stock option expense as if the Company had adopted SFAS No. 123R in fiscal 2006, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

                                          Year Ended March 31, 2007
                                        ------------------------------
                                         Income
                                         Before             Diluted
                                         Income     Net     Earnings
                                          Taxes    Income   Per Share
                                        --------- -------- -----------

As Reported                              $36,804  $23,889       $2.19
- Restructuring expenses                   2,327    1,489         .14
- Inventory write-down due to facility
 closure                                     660      423         .04
- Other incremental costs related to
 restructuring plan                          954      611         .06
                                        --------- -------- -----------
Non-GAAP Measurement                     $40,745  $26,412       $2.42
                                        ========= ======== ===========

                                          Year Ended March 31, 2006
                                        ------------------------------
                                         Income
                                         Before             Diluted
                                         Income     Net     Earnings
                                          Taxes    Income   Per Share
                                        --------- -------- -----------

As Reported                              $32,716  $21,841       $2.00
- Restructuring expenses                      37       25           -
- Expensing stock options - SFAS No.
 123R adopted 4/1/06                      (2,722)  (2,318)       (.18)
                                        --------- -------- -----------
Non-GAAP Measurement                     $30,031  $19,548       $1.82
                                        ========= ======== ===========

                                        Three Months Ended March 31,
                                                     2007
                                        ------------------------------
                                         Income
                                         Before             Diluted
                                         Income     Net     Earnings
                                          Taxes    Income   Per Share
                                        --------- -------- -----------

As Reported                              $(9,896) $(5,597)      $(.52)
- Restructuring expenses                     582      387         .04
- Inventory write-downs due to facility
 closure                                      90       63         .01
- Other incremental costs related to
 restructuring plan                          635      410         .04
                                        --------- -------- -----------
Non-GAAP Measurement                     $(8,589) $(4,737)      $(.44)
                                        ========= ======== ===========

                                        Three Months Ended March 31,
                                                     2006
                                        ------------------------------
                                         Income
                                         Before             Diluted
                                         Income     Net     Earnings
                                          Taxes    Income   Per Share
                                        --------- -------- -----------

As Reported                             $(13,104) $(7,667)      $(.73)
- Expensing stock options - SFAS No.
 123R adopted 4/1/06                        (642)    (519)       (.05)
                                        --------- -------- -----------
Non-GAAP Measurement                    $(13,746) $(8,186)      $(.78)
                                        ========= ======== ===========


Diluted earnings per share for the year and three months ended March
 31, 2007 does not add due to rounding.


    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta
             Chief Financial Officer
             215-569-9900